UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2010

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     At the 2010 annual meeting of shareholders of Premiere Global Services, Inc. held on June 16, 2010, our shareholders approved an amendment to our amended and restated 2004 long-term incentive plan and an amendment to our amended and restated 2000 directors stock plan, both of which include an increase in the number of shares available for issuance. Our board of directors adopted both of these amendments on April 21, 2010, subject to shareholder approval.

     A description of the amendments and the material terms of our 2004 plan and our directors stock plan were included in our definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 23, 2010.

     The amendment to our 2004 plan:

  increases the total number of shares authorized for issuance from 6,000,000 shares to 8,000,000 (an increase of 2,000,000 shares);

  removes the current 2,000,000 share limit on full value awards so that all shares available for issuance will be available for future awards of restricted stock, restricted stock units or other full value awards; and

  extends the termination date of the 2004 plan to June 16, 2020, the tenth anniversary of the date of the amendment.

The amendment to our directors plan:

  increases the total number of shares authorized for issuance from 2,000,000 to 2,500,000 (an increase of 500,000 shares);

  removes the current 200,000 share limit on full value awards so that all shares available for issuance will be available for future awards of restricted stock, restricted stock units or other full value awards; and

  extends the termination date of the 2004 plan to June 16, 2020, the tenth anniversary of the date of the amendment.

     Both of these amendments also revise the definition of change in control in the plans from “approval by the shareholders” to “consummation” of a transaction to ensure that participants will not receive acceleration of stock awards without an actual change in control occurring, which we believe is better aligned with corporate governance best practices.

     The foregoing description of the amendments to our stock plans is qualified in its entirety by the full text of the 2004 plan, as amended, and the directors stock plan, as amended, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

     A total of 56,158,673 shares, or 93.6%, of the common stock issued and outstanding as of the record date of April 8, 2010, was represented at our 2010 annual meeting by proxy or in person. The proposals below were described in detail in our proxy statement. Our shareholders re-elected each of the seven director nominees and approved the other three proposals described in our proxy statement. The following is a brief description of each matter voted upon at the annual meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

     The votes cast on these matters were as follows:

Proposal 1: Election of Directors

Each of the nominees for directors listed in our proxy statement for our 2010 annual meeting was elected to serve as a director for a term of one year by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes

Boland T. Jones	50,721,303	2,433,126	0
Jeffrey T. Arnold	50,752,787	2,401,642	0
Wilkie S. Colyer	24,959,641	28,194,788	0
John R. Harris	25,912,792	27,241,637	0
John R. Harris	51,627,718	1,526,711	0
Raymond H. Pirtle, Jr.	50,659,718	2,494,711	0
J. Walker Smith, Jr.	51,694,473	1,459,956	0

Proposal 2: The appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2010 was ratified by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

53,666,799	2,483,137	8,737	0

Proposal 3: The approval of an amendment to our 2004 plan was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

33,970,442	18,641,023	542,964	3,044,244

Proposal 4: The approval of an amendment to our directors stock plan was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

41,850,469	10,767,472	536,488	3,004,244

No other matters were considered or voted upon at our 2010 annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2010).

10.2	Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, as amended (incorporated herein by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2010).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: June 18, 2010	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2010).

10.2	Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, as amended (incorporated herein by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2010).